UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): [December 28, 2021]

BorrowMoney.com, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-56175	65-0981503
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

512 Bayshore Drive

FT. Lauderdale, Florida 33304

(Address of Principal Executive Offices) (Zip Code)

1-212-265-2525

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	BWMY

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 28, 2021, the Board of Directors of BorrowMoney.com, Inc. (the “Company”) filed an amendment to remove Andrew Trumbach’s signature on page 38 of the Company’s 10K, year ending august, 31, 2021.

Effective December 28, 2021, the company accepted Andrew Trumbach’s resignation as a member of the board of directors and as the chief financial officer of the Company, BorrowMoney.com Inc. The Company disagrees with the statement of his resignation (Exhibit A).

Effective December 28, 2021, the Board of Directors of the Company approved the engagement of Timothy Brady, as the Company’s accountant, until the next regular meeting of shareholders, or until his successor is elected and qualified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BORROWMONEY.COM, Inc.

By	/s/ Aldo Piscitello
Name:	Aldo Piscitello
Title:	President

Date: December 29, 2021

Exhibit A

Dr. Andrew Trumbach

4405 Peters Road
Plantation, Florida 33317

Tel. (954) 931-9244
Email: andrew@trumbach.com

December 26, 2021

Aldo Piscitello,
Chairman and CEO
Borrowmoney.com, Inc.
412 Bayshore Drive
Fort Lauderdale, Florida 33304

Effective today, I hereby tender my resignation as a member of the Board of Directors and as the Chief Financial Ofifcer of Borrowmoney.com, Inc.

This resignation is a result of a potential conflict of interest and a disagreement between myself and Borrowmoney, Inc., Aldo Piscitello, and the Board of Directors on which I presently serve.

In order to induce me to join the company as the CFO and as a Board Member, Aldo verbally agreed to sell me shares in the company at par value. This agreement was later memorialized in a Share Purchase Agreement that was executed in April of 2021. Aldo did not follow through with either recording the Share Purchase Agreement or transfer of the shares pursuant to the Agreement. After protracted dialogue, on August 23, 2021, Aldo and I agreed to use a mediation attorney to resolve this conflict. Aldo has continued to use excuse after excuse to delay mediation. Since Aldo is the primary shareholder and Chairman, he acts with impunity, without any Board oversight.

Aldo Piscitello, the CEO made the unilateral decision to disable my Quickbooks and Email Access on November 30, 2021 without notice and without following the proper procedure of calling a special meeting of the Board to terminate my services.

Subsequently, upon my notification of this to Aldo, he has finally called a special meeting of the Board of Directors on December 23, 2021 to cure this deficiency. Over the year as a Board Member, there have been no Board Meetings nor any Board oversight of fiduciary matters.

Furthermore and most concerningly, Aldo Piscitello submitted the August 31, 2021 10-K to the SEC on December 12, 2021 without my approval. He fraudently affixed my signature to the filing without my review or knowledge. This is not an isolated incident as Aldo has on a prior occasion prematurely filed documents with the SEC without review.

Sincerely,

Dr. Andrew Trumbach

Item 404 Minutes of special board meeting of board of directors

MINUTES OF SPECIAL MEETING OF BOARD OF DIRECTORS OF BORROWMONEY, INC.

A special meeting of the directors of **BORROWMONEY, INC.**, a Florida corporation, was held at 512 Bayshore Drive Fort Lauderdale, in the State of Florida, on December 28, 2021, at 11:00 AM.

1. Present Directors

Present at the meeting, either personally or by telephone, as provided in the Bylaws of the Corporation, and constituting a quorum of the full board, were the following persons:

Aldo Piscitello - In Person
Houston Reid - In Person
Svetlana Coliban - Telephone
Robert Carrington - Telephone

2. Call to Order

The meeting was called to order by Aldo Piscitello, the President, who served as the presiding officer of the meeting. Aldo Piscitello, the secretary of the corporation, acted as secretary of the meeting. The presiding officer took role of the directors present at the meeting and determined that a quorum was present.

3. Call and Notice of Meeting

The presiding officer announced that this meeting was held pursuant to the Corporation's Bylaws allowing for the waiver of notice of a special meeting, which all present directors consented; and, on motion duly made, seconded, and unanimously carried, call and notice of this meeting were hereby waived by each director.

4. New Business

The first order of business was to file an amendment to remove Andrew Trumbach signature on page 38. of the filed august, 31 2021 year ending.

5.

The second order of business was to accept Andrew Trumbach resignation as a member of the board of directors and as the chief financial officer of the company BorrowMoney.com, Inc.

6.

The third order of business was the engagement of: Timothy Brad**y** as accountant of the Corporation.

Pursuant to Section 2.4 of the Bylaws of Borrowmoney.com, Inc., a majority of the directors' present voted in favor of to file an amendment to remove Andrew Trumbach signature on page 38. of the filed august 31, 2021 year ending, voted in favor of to accept the resignation of Andrew Trumbach as member of the board of directors and as Chief Financial Officer of the corporation, and voted in favor of the engagement of Timothy Brady as company accountant.

7. Adjournment

There being no further business to come before the meeting, on motion duly made, seconded, and unanimously carried, the meeting was declared adjourned.

Aldo Piscitello, Secretary